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                                                                       EXHIBIT 3

                             Joint Filing Agreement


The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock of RCN Corporation, is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: July 9, 2001

                                        Red Basin, LLC


                                        By: /s/ Walter Scott, Jr.
                                            ------------------------------
                                        Name:  Walter Scott, Jr.
                                               Manager


                                        By: /s/ Walter Scott, Jr.
                                            ------------------------------
                                        Name:  Walter Scott, Jr.